MST

Mountain Share Transfer

A Full-Service Transfer Agent

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www.mountainsharetransfer.com

Affidavit of Mailing

To.: PlayBox (US), Inc.
Att.: Michael Shamber
4200 Morris Drive
Burlington, ON. L7L 5L6
Canada

State of Georgia
Cobb County

I, Erik S. Nelson, Being Duly Sworn, Depose and Say:

1. I am the President of Mountain Share Transfer, LLC.

2. I hereby certify that all pieces were counted and mailed to the shareholders of record or by designated company authorization through traditional Bank and Broker searching referred to as Beneficial Owners.

3. I hereby certify that all materials requested by Broker Intermediaries were counted and set for distribution including spoilage.

4. I hereby certify the contents of each piece contained the following:

   - Notice of Special Meeting of the Shareholders
   - Proxy Statement

5. I hereby certify the materials were confirmed with the USPS, or FEDEX on or about January 13th, 2020.

STATE OF Ga
COUNTY OF Cobb

The foregoing instrument was acknowledged before me this 21 day of Jan, 2020, by Erik S. Nelson

Notary Public's Signature ____ Chris Moore (Notary Name)
My Commission Expires 1-1…

CHRIS MOORE
MY COMMISSION EXPIRES
NOTARY PUBLIC
JANUARY 01, 2024
COBB COUNTY, GEORGIA

Sincerely,

Erik S. Nelson,
President

2030 Powers Ferry Road SE Suite # 212 Atlanta GA 30339 Office (404)-474-3110 Fax (404)-816-8830